EXHIBIT 23






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 033-50273 of The Procter & Gamble Company on Form S-8 of our report dated May 31, 1996 appearing in this Annual Report on Form 11-K of The Procter & Gamble Commercial Company Employees' Savings Plan for the year ended December 31, 1995.



/S/DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP
San Juan, Puerto Rico


May 31, 1996